UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Golf Road Des Plaines, Illinois		60016-1267
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 699-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 1.01                                             Entry Into a Material Definitive Agreement.

On December 5, 2005, Eric A. Blanchard accepted an offer of employment (the “Offer Letter”) from the Registrant to serve as its Senior Vice President, General Counsel and Secretary.  Mr. Blanchard’s employment is subject to the terms and conditions set forth in the Offer Letter, a copy of which is filed herewith as Exhibit 10.1.

Mr. Blanchard’s initial base salary will be at an annual rate of $280,000.  Subject to approval by the Human Resources Committee of the Registrant’s Board of Directors, Mr. Blanchard will receive an option to purchase shares of the Registrant’s common stock of an amount having an economic value equal to $280,000.  The option will have an exercise price equal to the fair market value of the Registrant’s common stock on the date the Human Resources Committee approves the option grant and will vest in three substantially equal annual installments.  Within thirty days of his employment commencement date of January 4, 2006, the Registrant will pay Mr. Blanchard a one-time employment acceptance bonus of $50,000.  A retention bonus of $50,000 will also be awarded to Mr. Blanchard if he remains an associate, in good standing, eighteen months after his employment commencement date.  Mr. Blanchard will be entitled to participate in the Registrant’s management incentive plan with a target annual incentive bonus equal to 50% of his annual base salary.  He will receive relocation benefits pursuant to the Registrant’s executive relocation program and will also participate in other incentive, pension, welfare and other benefit plans offered to executive officers of the Registrant.

As a condition of his employment, Mr. Blanchard also signed an Employment Agreement (the “Employee Agreement”) and an Indemnification Agreement (the “Indemnification Agreement”) with the Registrant, the terms of which are similar to those in the employee and indemnification agreements that the Registrant has previously entered into with certain of its executive officers and directors.  The Employee Agreement sets forth, among others things, Mr. Blanchard’s compensation and benefits, including his severance benefits upon termination under certain circumstances such as in the event of a change of control of the Registrant. The Indemnification Agreement provides, among other things, that the Registrant will indemnify Mr. Blanchard, under the circumstances and to the extent provided for therein, for attorneys’ fees, expenses, judgments, fines and settlements he incurs that arise from his service as a director or officer of the Registrant or his service in any capacity for any affiliate of the Registrant, to the fullest extent permitted under Delaware law.  The Registrant’s standard form of Executive Employment Agreement was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 21, 2004.  The Registrant’s form of Indemnification Agreement is an exhibit to its annual report on Form 10-K for the year ended December 31, 2001.

The Registrant issued a press release announcing the hiring of Mr. Blanchard on December 5, 2005.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Employment Offer Letter, dated November 1, 2005, between the Registrant and Eric A. Blanchard.
99.1*	Press Release, dated December 5, 2005.

*                 - Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: December 9, 2005	/s/ Kathleen S. Dvorak
Kathleen S. Dvorak
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Offer Letter, dated November 1, 2005, between the Registrant and Eric A. Blanchard.
99.1*	Press release, dated December 5, 2005.

*  - Included herewith.